Exhibit 4.1
DWA COMMON SHARES THIS CERTIFICATE IS TRANSFERABLE SEE REVERSE FOR IN NEW YORK, NY CERTAIN DEFINITIONS INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARECUSIP 26153C 10 3 THIS CERTIFIES THAT IS THE RECORD HOLDER OF FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF DREAMWORKS ANIMATION SKG™ transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. BY Dated: KS ANIM ORPO AT R O R ATEI M W CO N ATRANSFER AGENTCOUNTERSIGNED AND REGISTERED: SEALS E RK CHIEF EXECUTIVE OFFICER DDEGTHE BANK OF NEW YORK EL AWA R ™ 2004AUTHORIZED SIGNATUREAND REGISTRAR SECRETARY BLUE LINE IS FOR TRIM POSITION ONLY AND DOES NOT PRINT. AMERICAN BANK NOTE COMPANYPRODUCTION COORDINATOR: MIKE PETERS: 931-490-1714 711 ARMSTRONG LANEPROOF OF OCTOBER 21, 2004 COLUMBIA, TENNESSEE 38401DREAMWORKS ANIMATION, SKG (931) 388-3003TSB 17570 FACE_version A SALES: J. DICKINSON: 773-429-0698OPERATOR: Ron/TERESA ETHER 19 / LIVE JOBS / D / DREAMWORKS / 17570 ver. AREV. 1 COLORS SELECTED FOR PRINTING: Background and logo images are 300 dpi; SUITABLE FOR PRINTING; will print in process colors. Intaglio prints in SC-7 dark blue. COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:OK AS IS OK WITH CHANGESMAKE CHANGES AND SEND ANOTHER PROOF

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian

	(Cust)	(Minor)
under Uniform Gifts to Minors Act

(State)
UNIF TRF MIN ACT —		Custodian (until age )

(Cust)
under Uniform Transfers

(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED,                                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
AMERICAN BANK NOTE COMPANYPRODUCTION COORDINATOR: MIKE PETERS: 931-490-1714 711 ARMSTRONG LANEPROOF OF OCTOBER 21, 2004 COLUMBIA, TENNESSEE 38401DREAMWORKS ANIMATION, SKG (931) 388-3003TSB 17570 BACK SALES: J. DICKINSON: 773-429-0698OPERATOR: TERESA ETHER 19 / LIVE JOBS / D / DREAMWORKS / 17570 BACK NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF:___ OK AS IS ___ OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF